SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2008

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Avenue of the Americas
New York, New York 10019
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 634-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On February 14, 2008, New York Mortgage Trust, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with the investors listed on Schedule A thereto (collectively, the “Investors”) providing for the sale by the Company to the Investors of 15.0 million shares (the “Shares”) of the Company’s common stock, $0.01 par value per share, at a price of $4.00 per share and generating gross proceeds to the Company of $60.0 million (the “Offering”). The sale of the Shares is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder. The Company expects to receive net proceeds of approximately $57.0 million after payment of private placement fees, but before expenses. The closing of the Offering, which is subject to customary closing conditions, is expected to occur on February 21, 2008.

Concurrent with the execution of the Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors pursuant to which the Company will be required to, among other things, file with the Securities and Exchange Commission (the “SEC”) not later than 20 days following the closing of the Offering, a resale shelf registration statement registering for resale all of the Shares, use its commercially reasonable best efforts to cause the resale shelf registration statement to be declared effective under the Securities Act within 90 days after the initial filing, and use its commercially reasonable best efforts to keep the registration statement current and effective until all the Shares are sold pursuant to the registration statement or eligible to be resold pursuant to Rule 144 under the Securities Act without restriction. Pursuant to the Registration Rights Agreement, we also granted the holders of the Shares sold in this Offering piggy-back registration rights, subject to underwriter cut-back rights and other customary conditions.

Under the Registration Rights Agreement, the Company will be required to pay liquidated damages if any of the following events occur: (i) the Company fails to file a registration statement covering all of the Shares before the filing deadline; (ii) the registration statement covering all of the Shares is not declared effective prior to the effectiveness deadline; (iii) the registration statement is not continuously kept effective, except during an allowable grace period; (iv) a grace period exceeds the allowable grace period under the Registration Rights Agreement; (v) the Shares may not be sold pursuant to Rule 144 under the Securities Act due to the Company’s failure to satisfy the adequate public information condition of Rule 144(c) under the Securities Act, or (vi) we have not obtained a Nasdaq Stock Market listing for the Shares on or before the first date the registration statement is declared effective. The liquidated damages will be payable in an amount equal to the product of one-thirtieth of (i) 0.5% multiplied by $4.00 for each day that such events shall occur and be continuing during the first 90 days of such non-compliance, and (ii) 1.0% multiplied by $4.00 for each day after the 90th day of such non-compliance for each Share then held by the investors in this Offering. In the event the Company fails to pay any of the liquidated damages within seven days after the date such damages are payable, the Company will be required to pay interest on those damages at an annual rate of 12% until it has paid the damages and interest thereon in full.

The descriptions of the Purchase Agreement and Registration Rights Agreement set forth above are qualified in their entirety by the full terms and conditions of each such agreement, forms of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein

Item 3.02. Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 above is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Purchase Agreement, by and among New York Mortgage Trust, Inc. and the Investors listed on Schedule A thereto, dated as of February 14, 2008.

10.2	Form of Registration Rights Agreement, by and among New York Mortgage Trust, Inc. and the Investors listed on Schedule A thereto, dated as of February 14, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC. (Registrant)

Date: February 19, 2008	By:	/s/ Steven R. Mumma
Steven R. Mumma President, Co-Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Purchase Agreement, by and among New York Mortgage Trust, Inc. and the Investors listed on Schedule A thereto, dated as of February 14, 2008.

10.2	Form of Registration Rights Agreement, by and among New York Mortgage Trust, Inc. and the Investors listed on Schedule A thereto, dated as of February 14, 2008.